LEASE AGREEMENT

     This Lease Agreement is made as of the day of 2000,. by and between William
H. Goodwin, Jr. (hereinafter called "Lessor"), and MagicInc.com (hereinafter called "Lessee").

                              W I T N E S S E T H:

     In consideration of the rents hereinafter agreed to be paid and the mutual covenants hereinafter recited, Lessor does hereby Lease to Lessee, and Lessee does hereby take as tenant from Lessor those certain premises containing approximately 7,300 s.f. located at 530 and 534 North Federal Highway, Ft. Lauderdale, Florida (hereinafter called the "Premises"), to be occupied by Lessee as an a production office and coffee shop and for no other purposes, upon the following terms and conditions:

     1. POSSESSION AND TERM. The term of this Lease shall be for no more than 24 months, beginning on June 1, 2000, and expiring at 12:00 noon on May 31, 2002 (the "Term").

     2. RENT (a) Lessee agrees to pay the Base Rent (hereinafter def,.n,;) for the Premises plus applicable Florida sales tax Base Rent shall be paid, without offset or deductions, in monthly installments ("Base Rent") on the first day of each and every month in advance during the Term as follows:

      Period                              Base Rent Per Month

      June 1, 2000  November 30, 2000     $4,000.00 (June and July rent is free)
      December 1, 2000  May 31, 2001      $4,500.00
      June 1, 2001  November 30, 2001     $5,000.00
      December 1, 2001  May 31, 2002      $5,300.00

     Lessee shall pay six (6%) percent sales tax to Lessor with each monthly installment. Lessee shall pay rent to Lessor at Lessor's address set forth in paragraph 20 hereof or at such other address as Lessor from time to time notifies Lessee. Payments shall be deemed paid on the date payment is actually received by Lessor. Any monthly Base; Rent not received by Lessor before the sixth (6th) day of the month shall be delinquent, and in the event any such installment remains unpaid after four (4) business days following the receipt by Lessee of notice of such delinquencies, whether by telephone, by facsimile, by mail, or by hand, such installment shall be subject to a five percent (5%) late charge payable immediately as additional rent. In the event Lessee fails to pay rent additional true or any other sum due hereunder on or before the ninth day after such amount is due and payable, such overdue payment (increased by the 5% late charge, if applicable) shall bear interest at the rate of eighteen percent (18%) per annum. These provisions shall not modify the due dates and the payment of any interest required by this paragraph shall not be deemed to cure or excuse any default by Lessee.


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     4. UTILITIES AND OPERATING EXPENSES. Lessee shall make all arrangements for and shall pay for all utilities and services used by Lessee, including, without limitation, gas, electricity telephone service, water and sewer. Lessee shall also be responsible for all other operating expenses of the Premises.

     5. TAX CLAUSE. Lessee shall pay to Lessor as additional rent, any real estate taxes levied against the Premises. Real estate taxes shall not include any penalty or interest for late payment so long as Lessee shall pay Lessor ten (I 0) days in advance of The due date. In addition, in the event Lessor obtains a refund of real estate taxes, Lessor shall refund a portion thereof to Lessee. Lessee shall have the right to monitor the real estate taxes levied against the Premises, 'and if Lessee determines that such taxes = higher U= Lessee deems appropriate, Lessee shall have the right to request Lessor to protest or appeal such real estate taxes. If Lessor declines or neglects to do so, Lessee may conduct such protests, appeals, petitions or suits for relief regarding the assessment of taxes as Lessee deems appropriate and Lessee shall be entitled to retain its proportionate share of any refund (after payment of Lessee's costs and expenses incurred in such proceeding& which it obtains through such protest appeal, petition or suit for relief

     6 . INSURANCE. At its cost, Lessee shall maintain the following insurance:

         (a) Insurance on the Premises against loss by so called "all-risk" insurance, including flood, hurricane, earthquake and wind damage insurance, in amounts sufficient to prevent Lessor or Lessee from becoming a co-insurer of any loss but in any event in amounts not less than 1 00% of the actual replacement cost of the improvements, which the parties agree shall initially be no less than $480,000.

         (b) Commercial general liability insurance against claims for bodily injury including personal injury, death or property damage occurring on, in or about the Premises and adjoining streets and sidewalks, in the amount not less than $1,000,000 per occurrence and $2,000,000 aggregate, insuring against all liability of Lessee and Lessor and their authorized representatives arising out of and in connection with Lessee's use or occupancy of the Premises. Lessee shall cause its insurer to promptly furnish Lessor with a certificate of insurance. In the event of a breach of this covenant (in addition to all other remedies given to Lessor), Lessor shall have the right to procure its own insurance in the amounts stated above, and Lessee shall pay to Lessor as additional rent, upon demand, all premiums upon such insurance

         (c) Worker's compensation insurance (including employers' liability insurance) to the extent required by applicable law and to the extent necessary to protect Lessee, Lessor and the Premises against worker's compensation claims.

     7. CONDITION AND MAINTENANCE,. Lessee accepts the Premises in its "AS IS" condition. Lessor makes no warranties as to the condition of the Premises. Lessee shall, at its own expense, maintain the Premises, including, but not limited to, the roof and all heating, air conditioning, plumbing and other mechanical equipment therein, in good operating condition and, to that end, shall make at its own expense, all replacements and repairs, structural or otherwise, as may be necessary or desirable to keep the Premises in good repair and condition. Lessor shall have no obligation whatever to maintain or repair the Premises or reconstruct any building located thereon.

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     8.  IMPROVEMENTS.  All  improvements,  alterations  and  additions  to  the
Premises desired by Lessee shall be made only at lessee's expense and in good and workmanlike manner. Work on such improvements, alterations, or additions and be commenced only after receipt by Lessee of Lessor's approval, in writing. All improvements and additions, made by Lessee, which attach to the Premises, shall become the property of Lessor and remain upon the Premises as a part thereof

     9. GOVERNMENTAL REGULATIONS. At Lessee's expense, Lessee shall promptly comply with all statutes, ordinances, rules, orders, regulations and requirements of the federal, state and county government applicable to the Premises.

     10. FIRE AND OTHER CASUALTY LOSSES. In the event the Premises shall be destroyed or injured by fire or other casualty during the Term, whereby the same shall be rendered untenantable, then Lessor shall have the right to render the Premises tenantable by making repairs within ninety days therefrom. If the Premises are not rendered tenantable within such time, it shall be optional with either party hereto to cancel this Lease, and in the event such cancellation, the rent shall be paid only to the date of such fire or casualty. The cancellation herein mentioned shall be evidence in writing. If Plate Glass is damage or broken, replacement of such Plate Glass is the responsibility of Lessee.

     11. PROPERTY OF LESSEE. All property placed on the Premises by, at the direction of, or with the consent of Lessee, its employees or agents, .shall be at the risk of Lessee or the owner thereof and Lessor shall not be liable for any loss or damage to said property or to Lessee arising from the bursting or leaking of water pipes, or resulting from any cause whatsoever unless such loss or damage is the result of Lessor's proven acts of negligence. The Premises includes five parking spaces located adjacent to and directly behind the building which constitutes the Premises. However, Lessor is not responsible for any unauthorized use. Lessee agrees to maintain and insure the parking spaces and keep them free from debris.

     12. INDEMNITY. Lessee shall protect, indemnify and save harmless Lessor from and against any and all claims, demands and causes of action of any nature whatsoever, for injury to or death of persons, or loss or damage to property, occurring on the Premises., or in any mariner growing out of or connected with Lessee's use and occupancy of the Premises, except as may be caused by Lessor's gross negligence. Lessor shall not be liable for any damages, injury or loss to the person, property or effects of Lessee, or any other person or persons suffered in, on or upon the Premises, or as a result of the use of the Premises by Lessee, and Lessee agrees to indemnify, defend and protect and save harmless Lessor against any and all damages or claims thereof except as may be caused by Lessor's gross negligence.

     13. LESSOR'S RIGHT OF ENTRY. Lessor shall have the right to enter and to grant licenses to enter the Premises at any time for reasonable lengths of time to inspect the Premises. No such entry shall in any manner affect Lessee's obligations and covenants under this Lease and no such entry shall without affirmative proof of negligence on the part of Lessor, render Lessor liable for any loss of or damage to the property of Lessee.

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     14. LIENS. Lessee shall keep the Premise's free and clear of all mechanic's liens resulting from materials supplied or labor performed to the Premises by or for Lessee.

     15. DEFAULT. The occurrence of any one of the following shall constitute a default by Lessee:

         (a)  Failure to pay Base Rent when due;

         (b)  Abandonment or vacation of the Premises;

         (c)  Declaration  of  Lessee  as  bankrupt,   or  an   assignment  made
voluntarily by Lessee for the benefit of creditors or the appointment of a receiver trustee for Lessee's property; or

         (d) Failure to perform any other provision of this Lease, if such failure is not cured within thirty (30) days after notice thereof has been given to Lessee.

     Notices given under subparagraph (d) shall describe the default and the applicable Lease Provisions, and shall demand that, Lessee perform the provisions of this Lease within the applicable period of time. No such notice shall be deemed a forfeiture or termination of this Lease unless Lessor so elects in the notice.

     16. LESSOR'S REMEDIES. Lessor shall have the following remedies if Lessee commits a default. These remedies are not exclusive, but are cumulative and in addition to any other remedies now or later allowed by law.

         (a) Lessor shall have the right to continue this Lease in fall force and effect, and this Lease shall continue in effect so long as Lessor does not terminate this Lease in an express written notice to Lessee, and until such time Lessor shall have the right to collect rent when due. During any period Lessee shall be in default Lessor shall have the right to enter the Premises without notice to vacate (any right to which is hereby waived by Lessee) and relet them, without prior notice or demand, changing any or all of the locks on the Premises, all without being liable for forcible entry, trespass or other tort. No act by Lessor allowed by this paragraph shall terminate this Lease unless Lessor notifies Lessee in an express writing that Lessor elects to terminate this Lease

         (b) Lessor shall have the right to terminate this Lease without notice to vacate (any right to which is hereby waived by Lessee) and to terminate Lessee's rights to possession of the Premises at any time, and reenter the Premises as described in paragraph (a) herein above. No act by Lessor other than the giving of express written notice of termination to Lessee shall terminate this Lease. Upon termination, Lessor shall have the right to pursue its remedies at law or in equity to recover from Lessee all amounts of rent then due or thereafter accruing and such other damages as are caused by Lessees default.

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     17. ASSIGNMENT AND SUBLETTING. Lessee shall not assign this Lease, nor sub-
let the Premises, or any part thereof nor use the same, or any part thereof, nor permit same to be used for any other purpose that as above stipulated.

     18. PURCHASE OF PREMISES. Lessor and Lessee acknowledge that they have entered into a Commercial Contract for Lessees purchase of the Premises on or before May 31, 2002. A copy of the Contract is attached hereto as Exhibit "A".

     19. QUIET ENJOYMENT. Provided Lessee performs all its covenants, agreements and obligations hereunder, during the Term, Lessor will warrant and defend Lessee in the peaceful and quiet enjoyment of the Premises against the Lawful claims of all persons claimed by, through or under Lessor.

     20. SURRENDER Upon the expiration of the Term or other termination of this Lease, Lessee shall quit and surrender to Lessor the Premises, broom clean, and in as good order and condition as the Premises were on this date, ordinary wear and tear accepted.

     21. WAIVER, The waiver by Lessor of any breach of any covenant or agreement herein contained shall not be a waiver of any other default concerning the same or any other covenant or agreement herein contained. The receipt, and acceptance by Lessor of delinquent rent shall not constitute a waiver of any other default but shall constitute only a waiver of timely payment for the particular rent payment involved.

     22. NOTICE. Any notice that either party desires or is required to give to the other party shall be in writing and shall be served personally or sent by prepaid registered or certified mail, addressed to the other party at the address set forth below:

         Lessor:           William H. Goodwin, Jr.
                           901 East Cary Street, Suite 1500
                           Richmond, VA 23219

         Lessee:           MacicInc.com.
         Attention:


     Either party may change its address by notifying the other party of the change of address in the foregoing manner.

     22. INTEGRATION AND BINDING EFFECT. The entire agreement, intent and understanding between Lessor and Lessee is contained in this Lease and any stipulations, representations, promises or agreements, written or oral, made prior to or contemporaneously with this Lease shall have no legal or equitable effect or consequences unless expressed to writing herein. This Lease shall be governed by and construed pursuant to the laws of the State of Florida All changes or amendments hereto must be in writing and signed by Lessor and Lessee.

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     IN WITNESS  WHEREOF,  Lessor and Lessee have duly executed this Lease as of the day and year fast above written.

         Signed, sealed and delivered in the presence of.

                                          /s/
                                        ----------
                                        William H. Goodwin Jr.





                                        MAGICINC.COM

         Signed, sealed Delivered in the presence of.

                                         By:     /s/
                                            --------------------
                                         President/CEO
                                         Fed I.D.#    65-0494581
                                                    ------------



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